Exhibit 99.1

News Contact:

+1 (813) 204-4099

investors@lazydays.com

Lazydays Holdings, Inc. Provides Preliminary July Results

Tampa, FL (August 17, 2020) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) provided an update with preliminary third quarter-to-date results through July 31, 2020. Given the unique business environment created by the COVID-19 pandemic the Company believes it is helpful to provide periodic updates during this period of uncertainty.

Preliminary key metrics for July 2020 are provided below, as well as a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income. It is important to note that these results are preliminary, have not been subjected to a quarterly review and should be read in conjunction with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, which the Company filed on July 31, 2020, as well as its quarterly report on Form 10-Q for the quarter ending September 30, 2020, which the Company expects to file in early November 2020.

July 2020 Preliminary Results

●	RV unit sales volume increased 48% to 948 units versus 640 units in July 2019
●	RV unit revenue increased 66% to $71 million versus $43 million in July 2019
●	Growth was across locations in all regions and same store RV unit revenue increased more than 40% compared to the prior-year-period
●	Total Revenue increased 62% to $78 million compared to $48 million in July 2019
●	Net Income increased to $3.5 million versus a loss of ($0.2) million in July 2019
●	Adjusted EBITDA increased 276% to $6.4 million versus $1.7 million in July 2019
●	August demand remains strong
●	Incoming RV shipments from OEMs continue to increase, but inventory remains tight

ABOUT LAZYDAYS RV

Lazydays, The RV Authority®, is an iconic brand in the RV industry. Home of the world’s largest recreational dealership, based on 126 acres outside of Tampa, Florida, Lazydays has dealerships located at The Villages, Florida; Tucson and Phoenix, Arizona; Minneapolis, Minnesota; Knoxville, Tennessee; and Loveland and Denver, Colorado. Lazydays also has a dedicated Service Center location near Houston, Texas. Offering the nation’s largest selection of leading RV brands, Lazydays features over 3,000 new and pre-owned RVs, more than 400 service bays and two on-site campgrounds with over 700 RV campsites. In addition, Lazydays RV Accessories & More™ stores offer thousands of accessories and hard-to-find parts at dealership locations.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service and product expertise, along with being a preferred place to rest and recharge with other RVers. Lazydays consistently provides the best RV purchase, service, and ownership experience, which is why RVers and their families keep returning to Lazydays year after year, calling it their “home away from home.”

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements on expected customer demand, RV unit sales, RV unit revenue, Total Revenue, Net Income, Adjusted EBITDA, incoming RV shipments and regarding Lazydays’ expectations on the impact of its recently acquired dealership in Phoenix, Arizona, and its greenfield start-up near Nashville, Tennessee, are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the global impact of the pandemic outbreak of coronavirus (COVID-19) and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Disclaimer

Information in this news release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The preliminary results in this press release should not be read as an indication of the Company’s future financial position or results of operations. The extent and duration of the COVID-19 pandemic, and its short- and long-term effects on the Company’s business, financial position and results of operations is impossible to predict.

Non-GAAP Financial Measure

Adjusted EBITDA. Adjusted EBITDA is not a U.S. Generally Accepted Accounting Principle (“GAAP”) financial measure, but it is one of the primary non-GAAP measures management uses to evaluate the financial performance of the business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in the recreational vehicle industry. The Company uses Adjusted EBITDA to supplement GAAP measures of performance as follows:

●

as a measurement of operating performance to assist in comparing the operating performance of the Company’s business on a consistent basis, and remove the impact of items not directly resulting from the Company’s core operations;

●	for planning purposes, including the preparation of the Company’s internal annual operating budget and financial projections;

●	to evaluate the performance and effectiveness of the Company’s operational strategies; and

●	to evaluate the Company’s capacity to fund capital expenditures and expand the business.

The Company defines Adjusted EBITDA as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, and loss on sale of property and equipment. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net (loss) income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities.

The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry. The Company compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. The Company’s measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

A reconciliation of preliminary net income to preliminary EBITDA and preliminary Adjusted EBITDA for the periods presented follows:

	Month Ended	Month Ended
	July 31, 2020	July 31, 2019
EBITDA
Net income	$3,538	$(166)
Interest expense, net	607	729
Depreciation and amortization of property and equipment	570	573
Amortization of intangible assets	349	318
Income tax expense (estimated)	1,316	(58)
Subtotal EBITDA	6,380	1,396
Floor plan interest	(124)	(251)
LIFO adjustment	-	-
Transaction costs	84	87
Loss on sale of property and equipment	-	-
Severance costs/Other	-	-
Stock-based compensation	75	431
Adjusted EBITDA	$6,415	$1,663

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